SCHEDULE  14A  INFORMATION

PROXY  STATEMENT  PURSUANT  TO  SECTION  14(A)  OF  THE  SECURITIES
EXCHANGE  ACT  OF  1934  (AMENDMENT  NO.                      )

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [  ]
Check  the  appropriate  box:
[  ]  Preliminary  Proxy  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X ]  Definitive  Proxy  Statement
[  ]  Definitive  Additional  Materials
[  ]  Soliciting  Material  Pursuant  to Sec. 240.14a-11(c) or Sec. 240.14a-12

Made2Manage  Systems,  Inc.
(Name  of  Registrant  as  Specified  In  Its  Charter)

Name  of  Person(s)  Filing  Proxy  Statement,  if  other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]  No  fee  required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials. [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)  Amount  Previously  Paid:

(2)  Form,  Schedule  or  Registration  Statement  No.:

(3)  Filing  Party:

(4)  Date  Filed:

                            Made2Manage Systems, Inc.
                                9002 Purdue Road
                             Indianapolis, IN 46268

March 15, 2000

Dear Shareholder:

You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Made2Manage Systems, Inc. (the "Company") which will be held at Marten House Hotel and Lilly Conference Center, 1801 West 86th St., Indianapolis, Indiana 46260 on Tuesday, April 25, 2000, at 8:30 a.m. (Eastern Standard Time).

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. After careful consideration, the Company's Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and recommends that you vote for each such proposal.

In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

David B. Wortman

President and Chief Executive Officer

--------------------------------------------------------------------------------
|                            YOUR VOTE IS IMPORTANT                            |
|                                                                              |
| In order to assure your representation at the meeting, you are requested to | | complete, sign and date the enclosed proxy as promptly as possible and | | return it in the enclosed envelope. No postage need be affixed if mailed in |
|  the United States.                                                          |
--------------------------------------------------------------------------------

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


                           MADE2MANAGE SYSTEMS, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 2000

The 2000 Annual Meeting of Shareholders of Made2Manage Systems, Inc. (the "Company") will be held at the Marten House Hotel and Lilly Conference Center, 1801 West 86th Street, Indianapolis, Indiana 46260, on Tuesday, April 25, 2000, at 8:30 a.m. (Eastern Standard Time).

Only shareholders of record at the close of business on March 1, 2000, are entitled to notice of and to vote at the meeting. At the meeting we will vote on:

1. Directors to serve until the 2001 Annual Meeting of Shareholders;

2. Adoption of an amendment to the 1999 Stock Option Plan; and

3. Such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends that you vote in favor of the two proposals described in this Proxy Statement.

The Company's 1999 Annual Report for the fiscal year ended December 31, 1999, has been mailed concurrently with the mailing of the Notice of the Annual Meeting of Shareholders and this Proxy Statement to all shareholders entitled to notice of, and to vote at, the Annual Meeting. The 1999 Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

By Order of the Board of Directors,

Katherine L. Kinder
Assistant Secretary

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









                            MADE2MANAGE SYSTEMS, INC.

                              2000 PROXY STATEMENT

                         Annual Meeting of Shareholders

                                 April 25, 2000

               The Marten House Hotel and Lilly Conference Center
                              1801 West 86th Street

                             Indianapolis, IN 46260

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




                            MADE2MANAGE SYSTEMS, INC.
                              2000 PROXY STATEMENT

                                TABLE OF CONTENTS

Annual Meeting of Shareholders.............................................1
   What is the purpose of the Annual Meeting?..............................1
   Who is entitled to vote?................................................1
   What am I voting on?....................................................1
   What are the Board's recommendations?...................................1
   What vote is required to approve each item?.............................2
   What constitutes a quorum?..............................................2
   How do I vote?..........................................................2
   Can I change my vote?...................................................2
   How many shares can vote?...............................................3
   How will voting on any other business be conducted?.....................3
   Who can attend the meeting?.............................................3
   How much did this proxy solicitation cost?..............................3

STOCK OWNERSHIP............................................................4
   Who are the largest owners of the Company's stock?......................4
   How much stock do the Company's directors and executive officers own?...5

PROPOSAL 1 - ELECTION OF DIRECTORS.........................................6
   General.................................................................6
   Meetings of the Board of Directors......................................6
   Compensation of Directors...............................................6
   Committees of the Board of Directors....................................6
   Nominees for Director...................................................7
   Vote Required...........................................................8

PROPOSAL 2 - AMENDMENT OF THE 1999 STOCK OPTION PLAN.......................9
   General.................................................................9
   Summary of 1999 Plan....................................................9
   Certain Federal Income Tax Consequences of the 1999 Plan...............11
   Summary of the Proposed Amendment to the 1999 Plan.....................12
   Vote Required..........................................................12

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................13

EXECUTIVE COMPENSATION....................................................14
   Summary Compensation Table.............................................14
   Option Grants in Last Fiscal Year......................................15
   Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End
        Option Values.....................................................16

COMPENSATION COMMITTEE REPORT.............................................17
   General Compensation Policy............................................17
   Base Salary............................................................17
   Annual Cash Bonuses....................................................17
   Long-term Incentive Compensation.......................................18
   Benefits...............................................................18
   CEO Compensation.......................................................18
   Tax Limitation.........................................................19

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...............19

COMPARATIVE PERFORMANCE GRAPH.............................................20

INDEPENDENT ACCOUNTANTS AND AUDIT MATTERS.................................21

SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING.........................21

OTHER BUSINESS............................................................21

1999 STOCK OPTION PLAN, AS AMENDED.......................................A-1

                              2000 PROXY STATEMENT

                           ANNUAL MEETING INFORMATION

What is the purpose of the Annual Meeting?

At the Company's Annual Meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and approval of the 1999 Stock Option Plan. In addition, the Company's management will report on the performance of the Company during fiscal 1999 and respond to questions from shareholders.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, March 1, 2000, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock of Made2Manage Systems, Inc. (the "Common Stock") that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

What am I voting on?

You are asked to:
  o Elect nominees to serve on the Board of Directors for the next year (see pages 6-8); and
  o Approve or disapprove the Amendment to the 1999 Stock Option Plan (see pages 9- 12 and Appendix A).

What are the Board's recommendations?

The Board recommends a vote:

  o      FOR election of the nominated slate of directors; and
  o      FOR approval of the Amendment to the 1999 Stock Option Plan.

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

At the record date, directors and executive officers of the Company directly or indirectly own an aggregate of 220,319 shares of Common Stock (not including shares of Common Stock issuable upon exercise of outstanding stock options). This represents 4.7% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. These directors and executive officers have indicated to the Company that each intends to vote all shares of Common Stock that they own or control in favor of all of the proposals described herein. The Company's directors and executive officers do not own or control a sufficient number of shares to dictate approval of either proposal.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect a nominee to the Board of Directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a "WITHHOLD AUTHORITY" will have the effect of a negative vote for a nominee.

Amendment of the 1999 Stock Option Plan. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for approval of the Amendment to the 1999 Stock Option Plan. A properly executed proxy marked "ABSTAIN" with respect to this proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an "ABSTAIN" will have the effect of a negative vote.

If your shares are held in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

You should follow the instructions included with your proxy card, and your vote will be cast as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote?

Yes. You may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How many shares can vote?

The record date for determining those shareholders who are entitled to notice of, and to vote at, the Annual Meeting is March 1, 2000. At the close of business on the record date, the Company had 4,726,563 outstanding shares of Common Stock, no par value. Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder as of March 1, 2000.

If a shareholder has specified a choice on the proxy, the shares will be voted accordingly. If no choice is specified on the returned proxy, the shares will be voted in favor of the approval of the proposals described in the Notice of Annual Meeting of Shareholders and in this Proxy Statement. Abstentions and broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether or not a proposal has been approved.

How will voting on any other business be conducted?

Although we do not know of any business to be considered at the 2000 Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to David B. Wortman, the Company's President and Chief Executive Officer, Traci M. Dolan the Company's Corporate Secretary or Katherine L. Kinder, the Company's Assistant Corporate Secretary, to vote on your behalf on such matters. The proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration and seating will begin at 9:30 a.m. Each shareholder may be asked to present valid picture identification, such as driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your stock ownership as of March 1, 2000, and check in at the registration desk at the meeting.

How much did this proxy solicitation cost?

The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation materials as well as the expense of preparing, assembling, photocopying and mailing this Proxy Statement. Solicitation will be made primarily through the use of the mail, however, regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or facsimile. The total cost of the proxy solicitation is less than $10,000.

                                 STOCK OWNERSHIP

Who are the largest owners of the Company's stock?

Based on information reported to the Company or filed with the Securities and Exchange Commission as of March 1, 2000, the beneficial owners of more than 5% of the Company's Common Stock are as follows:

                                              Number of Shares     Percent of
                                               of Common Stock    Common Stock
Name                                         Beneficially Owned   Outstanding
----                                         -------------------  -----------
Entities affiliated with Hambrecht &
         Quist Group (1).....................       976,793           20.7%
WM Advisors, Inc .(2)........................       443,498            9.4
Dimension Fund Advisors, Inc. (3)............       337,200            7.1
Gradison-McDonald Asset Management (4).......       238,875            5.1

(1) Consists of 520,562 shares of Common Stock owned by H&Q London Ventures; 287,044 shares of Common Stock owned by Hambrecht & Quist California; and 169,187 shares of Common Stock owned by Ivory & Sime Enterprise Capital PLC. All of the aforementioned entities (the "H&Q Entities") are controlled, directly or indirectly, by Hambrecht & Quist Group. The address for each of the H&Q Entities is One Bush Street, San Francisco, California, 94104.
(2) The address for WM Advisors, Inc. is 1201 Third Avenue, Suite 1400, Seattle, Washington, 98101.
(3) The address of Dimension Fund Advisors is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA, 90401.
(4) The address of Gradison-McDonald Asset Management is 580 Walnut Street, Cincinnati, OH, 45202.

How much stock do the Company's directors and executive officers own?

The following table shows the amount of Common Stock of the Company beneficially owned (unless otherwise indicated) by the Company's directors, the executive officers of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement and the directors and executive officers of the Company as a group as of March 1, 2000.

                                            Number of Shares     Percent of
                                             of Common Stock     Common Stock
Name (1)(2)                                Beneficially Owned    Outstanding (1)
-----------                                -------------------   ---------------
Ira Coron (3)..............................        97,401            2.1
Michael P. Cullinane (4)...................        13,750            *
John M. Dillon (4).........................        13,750            *
Richard G. Halperin (4)....................        17,650            *
David B. Wortman (5).......................       244,556            5.2
Oliver C. Fowler (6).......................        95,818            2.0
Stephen R. Head (7)........................        52,500            1.1
Gary W. Rush (8)...........................       120,130            2.5
Joseph S. Swern (9)........................        70,922            1.5
Christopher D. Clapp (10)..................        75,922            1.6
All directors and executive officers
         as a group (11)...................       749,899           15.9

* Less than 1% of outstanding Common Stock.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.
(2) The business address of all directors and executive officers is in care of Made2Manage Systems, Inc., 9002 Purdue Road, Indianapolis, Indiana 46268.
(3) Includes 67,332 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2000.
(4) Includes 13,750 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1,2000.
(5) Includes 139,556 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2000.
(6) Includes 54,568 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2000.
(7) Includes 0 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2000. Mr. Head left the Company in December 1999.
(8) Includes 95,630 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2000.
(9) Includes 55,422 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2000.
(10) Includes 71,922 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2000.
(11) Includes 525,680 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2000. Excludes Mr. Head who left the Company in December 1999.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

General

The business of the Company is managed under the direction of a Board of Directors currently consisting of five directors: Ira Coron, Michael P. Cullinane, John M. Dillon, Richard G. Halperin and David B. Wortman. The Board of Directors has responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board of Directors is not, however, involved in the management or supervision of the day-to-day operations of the Company. The Board of Directors is kept advised of the Company's business at regularly scheduled meetings and through regular reports and discussions with the Company's executive officers between meetings.

Meetings of the Board of Directors

The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board of Directors met five times during the Company's fiscal year ended December 31, 1999. During 1999, each director attended all of the meetings of the Board of Directors and the committees of the Board of Directors of which each was a member.

Compensation of Directors

The Company paid each non-employee director ("Independent Director") $3,750 per quarter plus expenses for service as a director. In addition, pursuant to the Made2Manage Systems, Inc. 1999 Stock Option Plan (the "Stock Option Plan"), each Independent Director receives a stock option to purchase 5,000 shares of Common Stock on the date of election to the Board of Directors and a stock option to purchase 5,000 shares of Common Stock on each anniversary thereof so long as he or she is a director. Such options are exercisable at the fair market value of the stock on the date of grant and 25% of such options are exercisable on the first anniversary of the date of the grant and the remaining is exercisable at the rate of 1/48th of the amount granted each month thereafter.

During 1999 Mr. Coron received stock options to purchase 5,000 shares at an exercise price of $11.31 per share and Messrs. Cullinane, Dillon and Halperin received stock options to purchase 5,000 shares at an exercise price of $7.09 per share.

Committees of the Board of Directors

The Board of Directors has an Audit Committee and a Compensation Committee.

  o The Audit Committee reviews with the Company's independent auditors the scope and timing of their audit services and any other services they are asked to perform, the auditor's report on the Company's consolidated financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. The Audit Committee met three times during 1999.

  o The Compensation Committee reviews and approves the compensation and benefits to be provided to the Company's executive officers, reviews general policy matters related to employee compensation and benefits and administers the Company's Stock Option Plan and the Employee Stock Purchase Plan. The Compensation Committee met four times during 1999.

Nominees for Director

The following individuals, each of whom currently serves as a director of the Company, have been nominated for re-election at the Company's Annual Meeting. If appointed, these individuals would stand for re-election at the 2001 Annual Meeting of Shareholders. The Company's Bylaws provide for election of five (5) directors; however, Mr. Coron will retire from the Board of Directors on April 25, 2000, therefore, he is not standing for re-election. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

--------------------------------------------------------------------------------
Michael P. Cullinane, age 50
Executive Vice President and Chief Financial Officer, divine interVentures, inc. Member of the Board of Directors since July 1998
Member of the Audit Committee and Compensation Committee

Prior to divine interVentures, inc. Mr. Cullinane was Vice President and Chief Financial Officer for PLATINUM technology, a $1 billion provider of management software and services. He also serves on three other boards of directors of publicly held companies: Platinum Entertainment, Inc., Interactive Intelligence, Inc. and Vasco Data Security International, Inc. He is a graduate of the University of Notre Dame.

--------------------------------------------------------------------------------

John M. Dillon, age 50
President and Chief Executive Officer, salesforce.com.
Member of the Board of Directors since July 1998
Member of the Compensation Committee

Mr. Dillon was named President and Chief Executive Officer of salesforce.com in September 1999. Salesforce.com is a provider of salesforce automation and customer relationship solutions over the internet. Previously, Mr. Dillon served as interim President and CEO for Perfecto Technologies. Prior to Perfecto, Mr. Dillon was President and CEO of Hyperion, a leading provider of enterprise software for business reporting and analysis. Mr. Dillon has also been the past president of Arbor Software and has served in various sales management positions at Oracle Corporation. He holds an M.B.A. degree from Golden Gate University and a B.S. degree in engineering from the United States Naval Academy.

--------------------------------------------------------------------------------

Richard G. Halperin, age 51
Chief Executive Officer, Coherent Networks International, Inc.
Member of the Board of Directors since July 1998
Member of the Audit Committee

Mr. Halperin was Chief Executive Officer of Coherent Networks International, Inc. through 1999. Previously, he was CEO of JBA International, a unit of JBA Holdings, a global ERP software company based in the United Kingdom. Prior to JBA, Mr. Halperin was senior vice president of XL/DATACOMP, a subsidiary of Storage Technology, and vice president of sales and services for System Software Associates. He graduated from Northwestern University with a B.S. degree in business administration.

--------------------------------------------------------------------------------

David B. Wortman, age 48
President and Chief Executive Officer, Made2Manage Systems, Inc.
Member of the Board of Directors since January 1994

Mr. Wortman joined the Company in September 1993 as Senior Vice President and has served as President and Chief Executive Officer and a director since January 1994. Prior to joining the Company, Mr. Wortman held a succession of senior executive positions and served as a director of Pritsker Corporation, a computer software company he co-founded in 1973. Mr. Wortman is a past president of the Institute of Industrial Engineers. He is a director and past president of the Indiana Information Technology Association. Mr. Wortman holds B.S. and M.S. degrees in industrial engineering from Purdue University.

--------------------------------------------------------------------------------


Vote Required

Each nominee receiving the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors shall be elected to the Board of Directors.

Unless otherwise instructed, the persons named in the accompanying proxy card will vote the proxies received by them for each of the Company's nominees named above, each of whom is presently a director of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Company's Board of Directors unanimously recommends a vote "FOR" the nominees listed herein, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

              PROPOSAL 2 - AMENDMENT OF THE 1999 STOCK OPTION PLAN

General

The Company's 1999 Stock Option Plan ("1999 Plan") provides for (i) discretionary grants to key employees and other key persons whose efforts on behalf of the Company or a subsidiary are deemed worthy of encouragement and
(ii) formula grants to Independent Directors. If the shareholders approve the proposed Amendment to the 1999 Plan, such amendment will be effective April 25, 2000. The following summary of the 1999 Plan is qualified in its entirety by reference to the full text of the 1999 Plan, as amended, which is set forth as Appendix A to this Proxy Statement. The text of the 1999 Plan has been marked to indicate changes to the 1999 Plan resulting from adoption of the proposed Amendment.

The Board of Directors recommends that the shareholders approve the amendment of the 1999 Plan to authorize the grant of Options under the 1999 Plan covering an additional number of shares equal to the number of shares covered by unexercised options that were forfeited under the Company's original Stock Option Plan ("1990 Plan"). There are currently 97,136 such shares under the 1990 Plan, and there are an additional 1,311,525 shares covered by Options under the 1990 Plan that have not yet been exercised. The Board believes that the authorization of Options covering these shares is necessary to give the Company the flexibility it needs to promote the growth of the Company through the issuance of stock options to key directors, employees, consultants, independent contractors, vendors, suppliers, and other persons whose efforts are deemed worthy of encouragement.

The 1999 Plan provides that, on January 1 of each year, the number of shares available and reserved for issuance under the Plan will be increased by the number equal to 7% of the Base Shares (as defined in the following sentence) calculated as of the last day of the preceding fiscal year. The Base Shares will equal the sum of (i) the number of shares of the Company's Common Stock outstanding on the last day of the preceding fiscal year and (ii) the number of shares of Common Stock reserved for issuance upon the exercise of options outstanding on the last day of the preceding fiscal year. Under the terms of the Plan, the number of shares available and reserved for issuance is also increased automatically by the number of any outstanding shares subject to issuance under options that have expired or been terminated. The Plan also contains anti-dilution provisions authorizing appropriate adjustments to outstanding options in certain circumstances. The Plan also provides for issuance of reacquired shares.

Summary of 1999 Plan

The 1999 Plan is administered by the Board of Directors (or a committee of the Board consisting solely of two or more Independent Directors (the "Committee"). Under the Plan, the Board or Committee may, in its sole discretion, grant stock options to key employees and other key persons, consistent with the objectives and limitations of the Plan. The Plan also provides that each Independent Director will automatically be granted an option to purchase 5,000 shares of Common Stock upon election to the Board of Directors, and each Independent Director annually will be granted an additional option to purchase 5,000 shares of Common Stock.

The Board or Committee has authority, within the limits of the 1999 Plan, to (i) determine the persons to whom options will be granted, (ii) designate an option as an incentive stock option or a non-qualified stock option (described below),
(iii) establish the number of shares of Common Stock that may be purchased under each option and the option exercise price, (iv) determine the time and conditions subject to which options may be exercised in whole or in part, (v) fix the term of each option, (vi) determine how withholding taxes related to the exercise of an option are paid, (vii) establish any other terms, restrictions, or conditions applicable to any option not inconsistent with the provisions of the Plan, and (viii) take any other actions deemed necessary or advisable for the administration of the Plan. The Board or Committee will have the power to interpret the Plan and may adopt, amend, and rescind rules, not inconsistent with the provisions of the Plan, as it deems advisable.

Options granted under the 1999 Plan may be incentive stock options ("ISOs"), as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options that do not meet the requirements of Code
Section 422 ("NQSOs"). ISOs may be granted only to employees of the Company or a subsidiary. The per share exercise price of an option cannot be less than 100% of the fair market value of the Common Stock on the date of the grant, except that the per share exercise price for ISOs granted to holders of 10% or more of the total combined voting power of all outstanding classes of stock of the Company ("10% Shareholders") cannot be less than 110% of such fair market value. In addition, for each optionee, the maximum aggregate fair market value on the date of grant of all shares subject to ISOs first exercisable in any one year may not exceed $100,000.

The option price may be paid by personal check, by bank, or cashier's check or in such other form of lawful consideration as the Board or the Committee may determine, including Common Stock or a promissory note. No shares of Common Stock may be issued to any optionee until the full option price has been paid.

Awards under the 1999 Plan are not transferable otherwise than by will or the laws of descent and distribution.

Options granted under the 1999 Plan generally become exercisable with respect to 25% of the shares on the first anniversary of the date of grant and with respect to 1/48 of the shares in each of the next 36 consecutive months; provided, however, the Board or Committee may use any other option vesting schedule consistent with the terms of the Plan. In event of a merger of the Company with or into another corporation in which the Company does not survive or a sale of substantially all of the Company's assets, all outstanding options vest immediately and become fully exercisable, unless the Board or Committee determines that immediate vesting is not in the best interests of the Company.

The Board may, in its discretion, amend the 1999 Plan; provided, however, no amendment shall materially affect the rights of any optionee without the optionee's prior consent. In addition, any amendment that changes the Plan's formula for computing the number of shares of Common Stock available for grant under the Plan, changes the method of determining the exercise price or the maximum term of the options that may be granted under the Plan, or materially lessens the requirements for participation in the Plan must be approved by the Company's shareholders.

Within the limitations of the Plan, the Board or Committee may modify, extend, or renew outstanding options or accept the cancellation of outstanding options for the granting of new options in substitution therefor, provided that, except for certain adjustments, (i) no modification of an option previously granted may affect the rights of the optionee in a material adverse way without the affected optionee's consent and (ii) the exercise price of outstanding options may not be changed.

The Company has filed a registration statement registering the shares of Common Stock issued under the Plan. Accordingly, subject to certain restrictions, those shares may be publicly traded upon issuance.

The last sale price of the Company's Common Stock on March 1, 2000, as reported by the Nasdaq National Market was $8.75 per share.

Certain Federal Income Tax Consequences of the 1999 Plan

The following is a brief summary of the Federal income tax aspects of grants made under the 1999 Plan based upon statutes, regulations, and interpretations in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Incentive Stock Options

The optionee does not recognize taxable income upon the grant or exercise of an ISO. Upon a disposition of shares received upon the exercise of an ISO after the later of (i) two years from the date of grant or (ii) one year after the issuance of the shares to the optionee, the optionee recognizes the difference, if any, between the amount realized from the sale and the exercise price as long-term capital gain (or loss, as the case may be). The Company will not qualify for a deduction in connection with the grant or exercise of the options.

If Common Stock acquired upon the exercise of an ISO is disposed of before the end of the holding period described above, the optionee must recognize ordinary income in the taxable year of disposition in an amount equal to the excess, if any, of (i) the lesser of (a) the fair market value of the shares on the date of exercise or (b) the amount realized on the disposition of the shares over (ii) the exercise price paid for such shares. The Company will qualify for a deduction equal to any amount recognized by the optionee pursuant to the preceding sentence, subject to the requirements of the Code.

Non-Qualified Stock Options

Upon the grant of a NQSO, the optionee does not recognize income, and the Company is not entitled to a deduction. Upon exercise of a NQSO, the optionee generally must recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirements of the Code.

Summary of the Proposed Amendment to the 1999 Plan

The following summary of the Amendment to the 1999 Plan is qualified in its entirety by reference to the text of the 1999 Plan, as amended, which is set forth as Appendix A to this Proxy Statement. The text of the 1999 Plan has been marked to indicate changes to the 1999 Plan resulting from adoption of the proposed Amendment.

The amendment provides that the number of shares available and reserved for issuance under the 1999 Plan will be increased automatically by the number of any shares subject to issuance under options granted under the 1990 Plan that have expired or been terminated, or will expire or terminate in the future.

Vote Required

The affirmative vote of a majority of the votes cast will be required to approve approval of the Amendment to the 1999 Stock Option Plan.

The Company's Board of Directors unanimously recommends a vote "FOR" approval of the Amendment to the 1999 Stock Option Plan.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such Reporting Persons are required by regulations of the Commission to furnish the Company with copies of all such filings.

Based solely on a review of copies of reports filed by the Reporting Persons pursuant to Section 16(a) of the Exchange Act, or written representations from certain Reporting Persons that no Form 5 filing was required for such person, the Company believes that all Reporting Persons complied with all Section 16(a) requirements in the fiscal year ended December 31, 1999.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total annual compensation paid to, or for the account of, the Chief Executive Officer of the Company and the Company's four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1999 (collectively, the "Named Executive Officers").

                                                                              Long-term
                                                                            Compensation
                                                                               Option       All
                                                 Annual Compensation           Awards       Other
Name and Principal Position                  Year      Salary      Bonus    (# of Shares)   Compensation (1)
---------------------------               ---------  ---------  ---------  ---------------  ----------------
David B. Wortman........................     1999     $210,000    $95,856      40,000       $2,614
   President and Chief Executive             1998      175,000     92,706      60,000        2,608
   Officer                                   1997      150,000     61,253      30,000        2,789

Oliver C. Fowler........................     1999      140,000     71,246      20,000        2,614
   Vice President, Sales                     1998      120,000     88,998      25,000        2,608
                                             1997      110,000     63,240      15,000        2,520

Stephen R. Head.........................     1999      145,891(2)  45,832      20,000        2,552
   Vice President, Finance and               1998      125,000     45,833      30,000        2,546
   Administration, Chief Financial           1997      110,000     37,548         --         1,917
   Officer, Secretary and Treasurer

Gary W. Rush............................     1999      145,000     44,000      20,000        2,402
   Vice President, Development               1998      120,000     43,999      25,000        2,396
                                             1997      100,000     32,534      20,000        1,986

Joseph S. Swern.........................     1999      140,000     42,166      20,000        2,361
   Vice President, Service and               1998      115,000     42,166      20,000        2,355
   Support                                   1997      102,000     34,817      20,000        2,013

Christopher D. Clapp                         1999      128,958     38,499      20,000        2,150
   Vice President, Marketing                 1998      105,000     30,721      20,000        2,144
                                             1997       90,000     19,663      20,000        1,855

(1)  Consists of Company matching contributions to the 401(k) plan and life insurance premiums.
(2)  Mr. Head left the Company in December 1999.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning grants of stock options during 1999 to (i) each of the Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees, not including executive officers, as a group.

                                                                                            Potential
                                                                                           Realizable
                                                                                        Value at Assumed
                                   Number of   % of Total                                Annual Rates of
                                  Securities     Options                                   Stock Price
                                  Underlying   Granted to    Exercise                    Option Term (3)
                                    Options     Employees      Price       Expiration   ------------------
                                  Granted (1)    in Year     ($/Share) (2)    Date        5%       10%
                                 ------------  ----------    ------------- ---------- ---------  ---------
David B. Wortman.................   40,000         9.6%        $9.72       7/23/09     $244,420   $619,408
Oliver C. Fowler.................   20,000         4.8          9.72       7/23/09      122,210    309,704
Stephen R. Head (4)..............   20,000         4.8          9.72       7/23/09      122,210    309,704
Gary W. Rush.....................   20,000         4.8          9.72       7/23/09      122,210    309,704
Joseph S. Swern..................   20,000         4.8          9.72       7/23/09      122,210    309,704
Christopher D. Clapp.............   20,000         4.8          9.72       7/23/09      122,210    309,704
All current executive
   officers as a group...........  120,000        28.8           NA          NA            NA       NA
All current directors who
   are not executive
   officers, as a group..........   20,000         4.8           NA          NA            NA       NA
All employees, not
   including executive
   officers, as a group..........  257,250        61.7           NA          NA            NA       NA

(1)  Options granted under the Option Plan become  exercisable over a four-year  period,  25% on the first  anniversary  of the date of grant  and 1/48 of the total  each  month  thereafter,  with vesting  subject to the  employee's  continued  employment.  The exercise of the options may be accelerated in the event of certain occurrences including the sale of the Company.

(2)  All options were granted at fair market value as  determined  by the average of the closing bid and ask prices as  reported by the NASDAQ  National  Market on the day of grant.  The  exercise price may in some cases be paid by delivery of other shares or by offset of the shares  subject to the options.

(3)  The 5% and 10% assumed  annual rates of  compounded  stock price  appreciation  are mandated by rules of the  Securities  and Exchange  Commission.  There can be no assurance  provided to any
     Named Executive  Officer or any other holder of the Company's  securities that the actual stock price appreciation over the ten year option term will be at the assumed 5% and 10% levels or at any other  defined  level.  Unless the market  price of the Common Stock  appreciates  over the option  term,  no value will be realized  from the option  grants  made to the Named  Executive
     Officers.

(4)  Mr. Head left the Company in December 1999.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The  following  table  sets  forth  certain  information  concerning  the  Named
Executive Officers' options exercises in 1999 and exercisable and unexercisable stock options held at December 31, 1999.

                                                                Number of
                                                          Securities Underlying            Value of
                             Shares                        Unexercised Options       In-The-Money Options
                            Acquired                      at December 31, 1999           Option Term (2)
                               on          Value        -------------------------- --------------------------
                            Exercise (#)   Realized (1) Exercisable  Unexercisable  Exercisable Unexercisable
                            ------------  ------------- -----------  -------------  ----------- -------------
David B. Wortman...........   20,000      $114,800      122,812       82,188        $379,685      $39,415
Oliver C. Fowler...........    6,250        63,375       46,874       38,126         134,763       18,536
Stephen R. Head (3)........    2,500         4,850       63,750         --           141,750        --
Gary W. Rush...............   19,500       202,210       87,249       40,251         309,897       25,052
Joseph S. Swern............    3,000        29,460       47,832       36,668         155,135       21,115
Christopher D. Clapp.......    9,000        53,550       60,582       40,418         198,560       37,990

(1) Based on the fair market value of the Company's Common Stock on the date of exercise, less the exercise price payable for such shares.

(2) Based of the closing price as reported on The Nasdaq Stock Market(R) for December 31, 1999, of $8.00 per share less the per share exercise price.

(3)  Mr. Head left the Company in 1999.

                          COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company's Board of Directors (the "Committee") has the exclusive authority to establish the base salary of the Chief Executive Officer (the "CEO") and the executive officers of the Company and to administer the Company's Stock Option Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs for the CEO and the other executive officers each fiscal year.

For the 1999 fiscal year, the process utilized by the Committee in determining executive compensation levels took into account both qualitative and quantitative factors. Among the factors considered by the Committee were compensation data disclosing executive compensation programs in place at similar companies and the recommendations of the Company's CEO.

General Compensation Policy

The Company's primary objective is to maximize shareholder value. This objective requires the Company to develop, market and sell superior products and services to customers in order to generate earnings. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon the Company's overall performance, their individual contributions to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as individual performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

Base Salary

The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at companies that compete for executive talent.

Annual Cash Bonuses

The Company maintains annual cash incentive bonus programs to reward executive officers and other key employees for attaining defined performance goals. For the executive officers, bonuses are based completely or primarily on Company-wide performance targets. In setting performance targets, the Committee considered the Company's historical performance and expectations related to operating results. Incentive compensation is subject to adjustment based on a combination of financial factors, including attainment of personal objectives, total revenues, earnings and cash flow.

Each year, the annual incentive plan is reevaluated with a new achievement threshold and new targets established for objectives.

Long-term Incentive Compensation

During 1999, the Committee, in its discretion, granted options to the executive officers under the Stock Option Plan. Generally, a grant is made in the year an officer commences employment. Additional grants are typically made in subsequent years. Generally, the size of the initial grant and each subsequent grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion and, for subsequent grants, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion.

Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date). The option vests in periodic installments, generally over a four year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

Benefits

Benefits offered to the Company's executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death and are the same as those offered to all the Company's regular employees.

The Company has established a tax-qualified cash or deferred profit sharing plan (the "401(k) Savings Plan") covering all of the Company's eligible full-time employees. Under the plan, participants may elect to contribute, through salary reductions, up to 15% of their annual compensation subject to a statutory maximum. The Company provides a matching contribution under the 401(k) Savings Plan of 25% of the first 6% of an employee's annual compensation contributed. The 401(k) Savings Plan is designed to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by the Company to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Savings Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. The trustee under the plan, at the direction of each plan participant, currently invests the assets of the 401(k) Savings Plan in Company selected diversified and money-market investments based on the election of each employee.

CEO Compensation

The annual base salary for Mr. Wortman, the Company's President and CEO, was established by the Committee as of January 1999. The Committee's decision regarding Mr. Wortman's salary was made primarily on the basis of Mr. Wortman's personal performance of his duties and gave consideration to compensation survey information of similar companies.

The cash incentive component of Mr. Wortman's fiscal year compensation was entirely dependent upon the Company's financial performance and provided no dollar guarantees. The bonus paid to Mr. Wortman in the first quarter of 1999 was based on the Company's financial performance in 1998 relative to established financial targets. An option grant was made to Mr. Wortman during the 1999 fiscal year and was intended to create an incentive for Mr. Wortman to take actions to increase the value of the Company and to place a significant portion of his total compensation at risk, because the options will have no value unless there is appreciation in the value of the Company's Common Stock over the option term.

Tax Limitation

As a result of federal tax legislation enacted in 1993, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. Since it is not expected that the compensation to be paid to the Company's executive officers for the 2000 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

Compensation Committee

Ira Coron
Michael P. Cullinane
John M. Dillon

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company's Board of Directors was formed in January 1997. The current members of the Compensation Committee are Messrs. Coron, Cullinane and Dillon. None of these individuals was at any time during 1999, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                          COMPARATIVE PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company's Common Stock during the period from the Company's initial public offering on December 19, 1997 through December 31, 1999, with the cumulative total return on the NASDAQ Stock Market - U.S. Companies Index (the "NASDAQ U.S. Index") and NASDAQ Computer and Data Processing Services Stocks (the "Computer Index"). The comparison assumes $100.00 was invested in the Company's Common Stock and in each of the indices and assumes any dividends were reinvested.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------------------------------------------------
Index Description                        12/19/97      12/31/97      6/30/98    12/31/98       6/30/99       12/31/99
-------------------------------------------------------------------------------------------------------------------------
Made2Manage Systems, Inc.                $100.00        $100.84      $155.00     $198.33       $107.50        $106.67

Nasdaq U.S. Index                        $100.00        $102.94      $123.94     $144.71       $177.49        $262.01

SIC Code 737 Index                       $100.00        $103.56      $151.82     $185.32       $231.42        $390.79


                    INDEPENDENT ACCOUNTANTS AND AUDIT MATTERS

The firm of PricewaterhouseCoopers LLP has audited the accounts of the Company since 1988. In addition, the firm has rendered other services during that time. The Board of Directors has not yet selected an accounting firm for fiscal year 2000 but, consistent with prior practice, anticipates making such selection before December 31, 2000.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions from shareholders.

                SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

An eligible shareholder who desires to have an qualified proposal considered for inclusion in the proxy statement prepared in connection with the Company's 2001 Annual Meeting of Shareholders must deliver a copy of the proposal to the Secretary of the Company, at the Company's principal executive offices, no later than December 31, 2000. To submit a proposal, a shareholder must have been a record or beneficial owner of shares of Common Stock having a market value of at least $1,000 for a period of at least one year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

                                 OTHER BUSINESS

The Board of Directors knows of no business that will come before the Annual Meeting for action, apart from the matters described in the accompanying Notice of Annual Meeting of Shareholders. However, as to any such business, the persons designated as proxies in the enclosed proxy will have discretionary authority to act in their best judgment.

                                       A-1
                                                                    APPENDIX A-1

                            MADE2MANAGE SYSTEMS, INC.
                       1999 STOCK OPTION PLAN, AS AMENDED

                            EFFECTIVE APRIL 25, 2000

                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE

Section 1.01. Establishment and Term of Plan. Made2Manage Systems, Inc., an Indiana corporation, has established the Made2Manage Systems, Inc. 1999 Stock Option Plan, effective as of April 25, 2000, subject to approval of its shareholders.

Section 1.02. Purpose of the Plan. The Plan is intended to promote the growth of the Company by attracting and motivating key Employees, Directors, Consultants, independent contractors, vendors, suppliers, and other persons providing services to the Company whose efforts are deemed worthy of encouragement through the incentive effects of stock options.

                                   ARTICLE II
                                   DEFINITIONS

When capitalized in this Plan, unless the context otherwise requires:

(a)   "Act" means the Securities Act of 1933, as amended.

(b) "Board of Directors" or "Board" means the Board of Directors of the Company. To the extent that the Board has delegated its authority hereunder to a Committee pursuant to Section 3.01, any reference hereunder to the "Board of Directors" or "Board" shall be deemed a reference to the Committee.

(c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(d) "Committee" means the committee, if any, designated by the Board pursuant to Section 3.01.

(e)   "Common Stock" means the common stock of the Company.

(f)   "Company" means Made2Manage Systems, Inc.

(g) "Consultant" means any person who is engaged by the Company or a Parent or Subsidiary to render consulting services.

(h) "Continuous Status" means the absence of any interruption or termination of service as an Employee, Director, Consultant, or other person providing services on a regular basis to the Company or a Parent or Subsidiary. Continuous Status of an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board, provided that either (i) the leave is for a period not exceeding 90 days or (ii) reemployment upon the expiration of the leave is provided or guaranteed by contract or statute.

(i)   "Director" means any person serving on the Board.

(j) "Employee" means any person employed as a common law employee by the Company or a Parent or Subsidiary.

(k) "Fair Market Value" means the fair market value of a Share on the applicable date, as determined pursuant to this subsection. If the Common Stock is publicly traded, Fair Market Value as of a date shall be the average of the closing bid and asked prices of a Share on such date, as reported by the market or exchange on which the Common Stock is traded, or if the closing bid and asked prices are not reported, the closing sale price as so reported. If the Common Stock is not traded publicly, the Fair Market Value of a Share shall be determined, in good faith, by the Board, taking into account such factors affecting value as it, in its discretion, deems relevant.

(l) "Incentive Option" means a stock option issued pursuant to the Plan that is intended to satisfy the requirements of Code Section 422.

(m)   "Non-Employee Director" means any Director who is not an Employee.

(n) "Non-Qualified Option" means a stock option issued pursuant to the Plan that is not intended to satisfy the requirements of Code Section 422.

(o) "Option" means a stock option issued pursuant to the Plan. Options may be either Incentive Options or Non-Qualified Options.

(p) "Option Agreement" means the written agreement containing the terms and conditions of an Option.

(q)   "Optioned Shares" means the Shares subject to an Option.

(r)   "Optionee" means a person who receives an Option.

(s) "Parent" means a parent corporation of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t) "Plan" means the Made2Manage Systems, Inc. 1999 Stock Option Plan, as amended from time to time.

(u) "Retire" or "Retirement" means, with respect to Employee Optionee, that the employment relationship has terminated for a reason other than disability or death either (i) after the Optionee has reached age 65 or
      (ii),  with the consent of the Board,  before the Optionee has reached age
      65.

(v)   "Share" means a share of Common Stock.

(w) "Subsidiary" means a subsidiary corporation of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

                                   ARTICLE III
                                 ADMINISTRATION

Section 3.01. General Provisions. The Plan shall be administered by the Board; provided, however, the Board may delegate some or all of its responsibilities and authority hereunder to a Committee consisting solely of two or more Non-Employee Directors. The Board shall have full authority to administer the Plan, including authority to construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. The Board may reserve to itself any of the authority granted to the Committee, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving.

Section 3.02. Actions of the Board. All actions taken and all interpretations and determinations made in good faith by the Board, including determinations of Fair Market Value, shall be final and binding upon all Optionees, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Board shall, in addition to their rights as Directors, be fully protected by the Company with respect to any such action, determination, or interpretation.

Section 3.03. Powers of the Board of Directors. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion, (i) to determine, upon review of the relevant information, the Fair Market Value of the Common Stock; (ii) to determine the persons to whom Options shall be granted, the time or times at which Options shall be granted, the number of Shares to be represented by each Option, and the exercise price per Share; (iii) to interpret the Plan; (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan; (v) to determine whether an Option shall be an Incentive Option or a Non-Qualified Option, to determine the terms and provisions of an Option, and, with the consent of the Optionee, to modify an Option, including reductions in the exercise price thereof; (vi) to accelerate or defer, with the consent of the Optionee, the exercise date of an Option; (vii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (viii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                                   ARTICLE IV
                          ELIGIBILITY AND PARTICIPATION

Section 4.01. Eligibility. Options may be granted to any Employee, Consultant, Non-Employee Director, independent contractor, vendor, supplier, or other person providing services to the Company or a Parent or Subsidiary whose efforts are deemed worthy of encouragement by the Board; provided, however, an Incentive Option may be granted only to an Employee.

Section 4.02. Participation by Director. Board members who either are eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no Director shall act on granting an Option to himself or herself; provided, however, a Director may be counted in determining the existence of a quorum at a Board meeting and may be counted as part of an action by unanimous written consent granting an Option to him or her.

Section 4.03.  Automatic Grants to Non-Employee Directors.

(a) Initial Grants. If an individual first becomes a Non-Employee Director after April 19, 1999, he or she shall automatically be granted an Option to purchase 5,000 Shares. Such grant shall be effective as of the date on which the individual becomes a Non-Employee Director.

(b) Annual Grants. Each Non-Employee Director shall automatically be granted an Option to purchase 5,000 Shares on each anniversary of the most recent grant of options to such individual in his or her capacity as a Non-Employee Director provided that he or she is a Non-Employee Director on such anniversary date.

(c)   Date Options  Become  Exercisable.  Unless  otherwise  established  by the
      Board, each Option granted under this Section 4.03 shall be fully exercisable as to all Shares subject to the Option on the effective date of the grant.

(d) Termination of Option. Options granted pursuant to this Section 4.03 shall terminate on the earliest of (i) ten years after the effective date of the grant, (ii) as provided in Article VII, or (iii) such earlier date as required by any other provision of this Plan.

(e) Option Price. The Option price for each Share granted to a Non-Employee Director pursuant to this Section 4.03 shall be its Fair Market Value on the effective date of the grant.

                                    ARTICLE V
                         TERMS AND CONDITIONS OF OPTIONS

Section 5.01. Exercise Price. The exercise price of any Option with respect to a Share shall be not less than 100% of the Fair Market Value of a Share on the date of the Option grant. If an Incentive Option is granted to an Optionee who then owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or a Parent or Subsidiary, the exercise price of such Incentive Option with respect to a Share shall be at least 110% of the Fair Market Value of a Share on the date of the Option grant.

Section 5.02. Consideration. The exercise price shall be paid in full, at the time of exercise, by personal or bank cashier's check or in such other form of lawful consideration as the Board may approve from time to time, including, without limitation, the transfer of outstanding Shares, the withholding of Optioned Shares as provided in Section 7.03, or the Optionee's promissory note in form satisfactory to the Company and bearing interest at a rate of not less than 6% per annum.

Section 5.03. Form of Option Agreement. Each Option shall be evidenced by an Option Agreement specifying the number of Shares that may be purchased upon exercise of the Option and containing such terms and provisions as the Board may determine, subject to the provisions of the Plan.

                                   ARTICLE VI
                     SHARES OF COMMON STOCK SUBJECT TO PLAN

Section 6.01. Number. The aggregate number of Shares subject to Options that may be granted under the Plan shall be 200,000, adjusted as provided herein. On January 1, 2000, and on each following January 1 while the Plan is in effect, the number of shares reserved for issuance pursuant to the preceding sentence shall be increased by a number equal to 7% of the Base Shares (as defined below), calculated as of the last day of the preceding fiscal year. The number of Base Shares as of a date shall be equal to the sum of (i) the number of shares of Common Stock outstanding on such date and (ii) the number of shares of Common Stock reserved for issuance upon the exercise of options outstanding as of such date. To the extent that any Option granted under the Plan shall expire, terminate unexercised, or for any reason become unexercisable, the Shares subject to the Option shall thereafter be available for future grants under the Plan. To the extent that any option granted under the Made2Manage Systems, Inc. Stock Option Plan ("1990 Plan") expired, terminated unexercised, for any reason became unexercisable, or does so in the future, the shares subject to the option shall thereafter be available for future grants under the Plan. The Shares available for issuance pursuant to the Plan may be authorized, unissued, or reacquired Shares.

Section 6.02. Capital Changes. Except as hereinafter provided, no adjustment shall be made in the number of Shares issued to an Optionee, or in any other rights of the Optionee upon exercise of an Option, by reason of any dividend, distribution, or other right granted to shareholders for which the record date precedes the date of exercise of the Option. If any change is made to the shares of Common Stock (whether by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or otherwise), appropriate adjustments shall be made in (i) the number of Shares subject to Options and the exercise price with respect to such Shares and (ii) the aggregate number of Shares that may be made subject to Options. If any of the foregoing adjustments results in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to the fractional share.

                                   ARTICLE VII
                            EXERCISE OF STOCK OPTIONS

Section 7.01. Time of Exercise. Subject to the provisions of the Plan, including without limitation Section 4.03, Section 7.04, and Article VIII, the Board, in its discretion, shall determine when an Option, or a portion of an Option, shall become exercisable, and when an Option, or a portion of an Option, shall expire; provided, however, (i) an Option shall expire, to the extent not exercised, no later than the tenth anniversary of the grant date, and (ii) an Incentive Option granted to a person who owns shares possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or a Parent or Subsidiary shall expire no later than the fifth anniversary of the grant date.

Section 7.02. Notice of Exercise. An Optionee electing to exercise an Option shall give written notice to the Company, as specified by the Option Agreement, of his or her election to purchase a specified number of Shares. Such notice shall be accompanied by the documents required by the Company and a tender of the exercise price. If the notice of exercise is given by the executor or administrator of a deceased Optionee, or by the person or persons to whom the Option has been transferred by the Optionee's will or the applicable laws of descent and distribution, the Company shall not be required to deliver Shares pursuant to the exercise unless and until the Company is satisfied that the person or persons giving such notice is or are entitled to exercise the Option.

Section 7.03. Exchange of Outstanding Stock or Optioned Shares. As part or full payment for the exercise of an Option, the Board may, in its sole discretion, permit an Optionee to (i) surrender to the Company Shares acquired by the Optionee at least six months before such surrender or (ii) authorize the Company to withhold Optioned Shares. Such surrendered Shares shall be valued at their Fair Market Value on the date of exercise of the Option.

Section 7.04. Termination of Continuous Status. If an Optionee's Continuous Status ends for any reason (other than an Employee or Non-Employee Director Optionee's death or disability or an Employee Optionee's Retirement as provided below), any Option then held by the Optionee or the Optionee's estate, to the extent then exercisable, shall remain exercisable after the termination of Continuous Status for a period of 30 days, beginning on the date of such termination (or such longer period as the Board may allow, either in the form of an Option Agreement or by Board action). If the Option is not exercised during this period, it shall be deemed to have been forfeited and be of no further force or effect. Notwithstanding the foregoing, if the Optionee's relationship with the Company is terminated (i) for "cause" (as hereinafter defined) or (ii) due to his or her expropriation of Company property (including trade secrets or other proprietary rights), the Board may terminate the Option immediately by notice to the Optionee. As used herein, "cause" shall mean that the Optionee has
(i) willfully and intentionally engaged in material misconduct or gross neglect of duties or has been grossly negligent in failing to act, which act or failure has materially and adversely affected the business or affairs of the Company,
(ii) has committed an act of fraud or an act not approved by the Board involving a material conflict of interest or self-dealing adverse to the Company, (iii) has been convicted of a felony or any offense involving moral turpitude, or (iv) has unreasonably failed to comply with any reasonable direction from the Board with respect to a major policy decision affecting the Company.

Section 7.05. Retirement. If an Employee Optionee Retires, the Optionee may exercise the unexercised portion of any Option, regardless of whether otherwise exercisable on the date of the Optionee's Retirement, at any time or times before the earlier of (i) the end of the original Option term or (ii) 12 months after Retirement. Except as so exercised, the Option shall expire at the end of such period.

Section 7.06. Disability. If an Employee or Non-Employee Director Optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code), the Optionee may exercise the unexercised portion of any Option, regardless of whether otherwise exercisable on the date of the Optionee's disability, at any time or times before the earlier of (i) the end of the original Option term or
(ii) 12 months after the Optionee becomes disabled. Except as so exercised, the Option shall expire at the end of such period.

Section 7.07. Death. If an Employee or Non-Employee Director Optionee dies, the Optionee's executor or administrator or the person(s) to whom the Option is transferred by will or the applicable laws of descent and distribution may exercise the unexercised portion of any Option, regardless of whether otherwise exercisable on the date of the Optionee's death, at any time or times before the earlier of (i) the end of the original Option term or (ii) 12 months after the Optionee's death (or such longer period as the Board may allow), and except as so exercised, the Option shall expire at the end of such period.

Section 7.08. Disposition of Terminated Options. Any Shares subject to Options that have been terminated as provided above shall not thereafter be eligible for purchase by the Optionee, but they shall again be available for grant by the Board to other Optionees.

Section 7.09. Registration of Optioned Shares. The Options shall not be exercisable unless purchase of the Optioned Shares is pursuant to an effective registration statement filed pursuant to the Act, or unless, in the opinion of counsel to the Company, the proposed purchase of the Optioned Shares would be exempt from the registration requirements of the Act.

                                  ARTICLE VIII
                SPECIAL PROVISIONS RELATING TO INCENTIVE OPTIONS

The Company shall not grant Incentive Options to an Optionee to the extent that the aggregate Fair Market Value of the Shares covered by such Incentive Options that are exercisable for the first time by the Optionee during any calendar year, when combined with the aggregate Fair Market Value of all stock covered by incentive stock options (as defined in Code Section 422) granted to the Optionee by the Company or a Parent or Subsidiary that are exercisable for the first time during the same calendar year, exceeds $100,000. Incentive Options shall be granted only to persons who, on the date of grant, are Employees. If the grant of Options pursuant to this Plan causes the $100,000 limitation of this Article to be exceeded for a year, the Options in excess of such amount shall be deemed to be Non-Qualified Options. Whether a particular Option is to be deemed a Non-Qualified Option pursuant to the preceding sentence shall be determined by taking Options into account in the order in which they were granted.

                                   ARTICLE IX
                                  MISCELLANEOUS

Section 9.01. No Contract of Employment. Unless otherwise expressed in a writing signed by an authorized officer of the Company, all Employees are considered to be "at-will employees." Nothing in this Plan shall confer upon any Optionee the right to continue in the employ of the Company or a Parent or Subsidiary, nor shall it limit or restrict the right of the Company or a Parent or Subsidiary to discharge the Optionee at any time, with or without cause.

Section 9.02. No Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Shares subject to an Option.

Section 9.03. Nontransferability of Options; Death of Optionee. No Option acquired by an Optionee shall be assignable or transferable by the Optionee, other than by will or the laws of descent and distribution, and such Options are exercisable, during the Optionee's lifetime, only by the Optionee. Subject to
Section 7.07, in the event of Optionee's death, the Option may be exercised by the personal representative of the Optionee's estate, or if no personal representative has been appointed, by the successor(s) in interest determined under the Optionee's will or under the applicable laws of descent and distribution.

                                    ARTICLE X
                      LIQUIDATION OR MERGER OF THE COMPANY

Section 10.01. Liquidation. The Option shall terminate immediately before any dissolution or liquidation of the Company, unless otherwise provided by the Board. The Board, in its discretion, may declare that any Option shall terminate as of a date fixed by the Board, and give each Optionee the right to exercise his or her Option, as to all or any part of the Shares covered by the Option, including Shares as to which the Option would not otherwise be exercisable.

Section 10.02. Sale of Assets, Merger, or Consolidation. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation in a transaction in which the Company does not survive, all Options shall vest immediately and may be fully exercised without regard to the normal vesting schedules of the Options; provided, however, that if the Board, determines, after giving due consideration to the effects of any such sale, merger, or consolidation on the Employees, that such immediate vesting is not in the best interests of the Company, the Option shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If the Option becomes fully exercisable immediately, the Board shall notify the Optionee that the Option will be fully exercisable for a period of not fewer than 10 nor more than 60 days from the date of notice and, if the Option is not exercised, the Option will terminate upon the expiration of the period and be of no further force or effect.

                                   ARTICLE XI
                         PLAN AMENDMENT AND TERMINATION

The Board may from time to time amend, suspend, or terminate the Plan, and may make any changes that it deems appropriate; provided, however, no such action shall adversely affect the rights of an Optionee with respect to outstanding Options; and provided further, no such action shall, without the approval of the Company's shareholders, (i) increase the maximum number of Shares that may be made subject to Options (unless necessary to effect the adjustments required by Article VI), (ii) change the limitations on the exercise price or the maximum term of Options, or (iii) materially lessen the requirements for participation in the Plan. No such amendment or termination shall materially adversely affect the rights of any Optionee under any Option previously granted without such Optionee's prior consent.

                                   ARTICLE XII
                           TAX WITHHOLDING OBLIGATIONS

Section 12.01. General. The Company or a Parent or Subsidiary may take such steps as it deems necessary or appropriate to withhold any taxes that the Company or a Parent or Subsidiary is required by law or regulation to withhold in connection with any Option, including but not limited to (i) requiring the Optionee to pay such tax at the time of exercise, (ii) withholding Shares in accordance with Section 12.02, or (iii), in the Company's sole discretion, canceling the issuance of any portion of the Shares to be issued pursuant to the Option in an amount sufficient to reimburse itself for the amount that it is required to withhold.

Section 12.02. Satisfying Taxes by Withholding Optioned Shares. Option Agreements may, at the discretion of the Board, provide that all taxes required to be withheld or collected from an Optionee upon exercise of an Option may be satisfied by withholding a sufficient number of exercised Optioned Shares which, valued at Fair Market Value on the date of exercise, would be equal to the statutory minimum required tax withholding obligation of the Optionee for the exercise of such Option; provided, however, if the Company is a public reporting corporation, no person who is an "officer" of the Company, as such term is defined in Rule 3b-2 under the Securities Exchange Act of 1934, may elect to have tax withholding obligations satisfied by the withholding of Optioned Shares, unless such election would, in the opinion of Company's counsel, satisfy the requirements of applicable securities laws, including Rule 16b-3 of the Securities Exchange Act of 1934. Such election shall be deemed made upon receipt of notice thereof by an officer of the Company, by mail, personal delivery, or by facsimile message, and shall (unless notice to the contrary is provided to the Company) be operative for all Option exercises during the 12-month period following election.

                                  ARTICLE XIII
                         EFFECTIVE DATE AND TERM OF PLAN

The Plan is effective as of April 25, 2000, subject to approval by the Company's shareholders on such date. No Options shall be granted more than 10 years after the effective date of the Plan; provided, however, Options outstanding more than 10 years after the effective date of the Plan shall continue to be governed by the provisions of the Plan until exercised or terminated in accordance with the Plan or the respective Option Agreements.


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